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                                                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

       NAME                                      JURISDICTION OF INCORPORATION
       ----                                      -----------------------------
AZCO Mica, Inc.                                           Delaware

Cobre de Suaqui Verde, S.A. de C.V.                       Mexico

Sanou Mining Corporation                                  Bahamas